UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          Form 8-K

                       Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2019
                 --------------------------

               Dynasil Corporation of America
------------------------------------------------------------
   (Exact name of registrant as specified in its charter)

Delaware                   001-35011                22-1734088
-----------               ---------------            -------------
(State or other           (Commission                 (IRS Employer
jurisdiction of    	   File Number)             Identification No.)

incorporation)

    313 Washington Street, Suite 403, Newton, MA  02458
------------------------------------------------------------
          (Address of principal executive offices)

                       (617)-668-6855
 ----------------------------------------------------------
    (Registrant's telephone number, including area code)

                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(Section 240.12b-2 of this chapter).

Emerging growth company ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ____

Item 8.01 Other Events

On April 4, 2019, Dynasil Corporation of America ("Dynasil") was informed by the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market LLC that Dynasil regained compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) as a result of the closing bid price of Dynasil's common stock being $1.00 per share or greater for the 10 consecutive business day period from March 19, 2019 to April 3, 2019. As previously reported, Dynasil was not in compliance with the minimum bid price requirement because the closing bid price for its common stock was less than $1.00 for the 30 consecutive business days preceding
January 8, 2019. That matter is now closed.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       						DYNASIL CORPORATION OF AMERICA
        					(Registrant)

Date: April 8, 2019	          		By: /s/ Robert J. Bowdring
                                  		  	Robert J. Bowdring
                                 		        Chief Financial Officer